                                                                    EXHIBIT 23.2



                          Independent Auditors' Consent



The Board of Directors
aaiPharma Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-78453, 333-50877, 333-74515, 333-67114 and
333-50841) and the Registration Statement on Form S-3 (Registration No. 333-5535) of aaiPharma Inc. of our report dated March 1, 2002, with respect to the statements of revenues and direct expenses for the period from January 1, 2001 to August 17, 2001 and for the years ended December 31, 2000 and 1999, of the Multivitamins Product Line of AstraZeneca LP which report appears in the Form 8-K of aaiPharma Inc. dated March 8, 2002.


                                                                    /s/ KPMG LLP

Philadelphia, Pennsylvania
March 8, 2002